Exhibit 10.15
FIRST AMENDMENT TO OFFICE LEASE
This FIRST AMENDMENT TO OFFICE LEASE (the "First Amendment") is made and entered into as of the 28th day of March, 2019, by and between 246 FIRST STREET (SF) OWNER, LLC, a Delaware limited liability company ("Landlord"), and SOCIAL FINANCE, INC., a Delaware corporation ("Tenant").
R E C I T A L S :
A.    Landlord and Tenant entered into that certain Office Lease dated July 24, 2018 (the "Lease"), whereby Landlord leases to Tenant and Tenant leases from Landlord certain premises (the "Premises") containing a total of 98,566 rentable square feet of space and consisting of the entire building, excluding the building structure, located at 246 1st Street, San Francisco, CA 94105 (the "Building").
B.    Landlord and Tenant desire to amend the Lease to memorialize that the Delivery Date (as defined in Section 1.2.1 of the Tenant Work Letter (the "Tenant Work Letter") attached to the Lease as Exhibit B) has occurred, and to otherwise amend the Lease on the terms and conditions contained herein.
A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Capitalized Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease, unless expressly provided otherwise in this First Amendment.
2.    Delivery Condition. Notwithstanding any provision to the contrary contained in the Lease, Landlord and Tenant hereby agree that (A) as of December 21, 2018, Landlord (i) substantially completed the Pre-Delivery Landlord Work, (ii) fully satisfied the Delivery Condition, and (iii) delivered the Premises to Tenant, and (B) the Delivery Date occurred on December 21, 2018.
3.    Amendment of Section 1.1.1. The phrase "work required to satisfy the "Delivery Condition" in clause (ii) in the seventh (7th) sentence of Section 1.1.1 of the Lease is hereby deleted and replaced with the phrase "Landlord Work". The term "Delivery Date" in the eighth (8th) sentence of Section 1.1.1 of the Lease is hereby deleted and replaced with the term "Lease Commencement Date".
4.    Lease Commencement Date. Notwithstanding any provision to the contrary contained in the Lease, Landlord and Tenant hereby agree that the Lease Commencement Date shall be the earlier of (i) the date upon which Tenant first commences to conduct business from the Premises and (ii) July 20, 2019, subject to extension to the extent caused by a Lease Commencement Date Delay (as defined in Section 5.1 of the Tenant Work Letter).

ONE TEHAMA First Amendment to Office Lease [Social Finance, Inc.]

5.    Form of Tenant's Estoppel Certificate. Notwithstanding any provision to the contrary contained in the Lease, the Form of Tenant's Estoppel Certificate attached to the Lease as Exhibit E shall be deleted in its entirety and replaced with the Form of Tenant's Estoppel Certificate attached hereto as Exhibit A.
6.    Remaining Landlord Work. Landlord and Tenant hereby agree that all Landlord Work set forth in Schedule 1 attached to the Tenant Work Letter has been completed and satisfied by Landlord, except for the Additional Drainage Work, the Landlord Roofing Work, the Painting Work, and the Sewer Work, as set forth in Sections 9, 10 11, and 12, respectively, below, the items set forth on the final punch list attached hereto as Exhibit B (the "Final Punch List"), and the work set forth in the following sentence, if any. To the extent required in order to allow Tenant to legally occupy the Premises for the Permitted Use or obtain permits for the construction of the Tenant Improvements (and assuming the Tenant Improvements are general office improvements with an occupancy density consistent with single-tenant buildings in the Comparable Area), Landlord shall, at Landlord's sole cost and expense, cause the Base Building, elevators (including call buttons and lanterns) and entry doors to the Building to comply with the "Code", as that term is defined in Section 2.2.1.5 of the Tenant Work Letter, and Applicable Laws in effect as of the date that Landlord approves the "Final Working Drawings", as that term is defined in Section 3.3 of the Tenant Work Letter (collectively, "Landlord's Compliance Work").
7.    Window Covering Allowance. Notwithstanding any provision to the contrary contained in the Lease, Tenant shall be permitted to convert any remaining undisbursed portion of the Window Covering Allowance to an additional Tenant Improvement Allowance, which converted amount shall be used towards upsizing the Building's sprinkler risers, mains or branch lines to accommodate Tenant's approved sprinkler permit drawings (the "Pipe Work").
8.    Landlord Contribution to Pipe Work. Notwithstanding any provision to the contrary contained in the Lease, Landlord shall contribute an amount not to exceed Thirty-Nine Thousand Dollars ($39,000.00) towards the Pipe Work (the "Pipe Work Allowance"), provided that Tenant shall also pay at least Thirty-Nine Thousand Dollars ($39,000.00) towards the Pipe Work. Tenant shall be responsible for any additional cost of the Pipe Work in excess of the Pipe Work Allowance and the portion of the Tenant Improvement Allowance applied to the Pipe Work, if any. The Pipe Work Allowance shall be paid by Landlord to Tenant at the same times and in the same manner as the Tenant Improvement Allowance. In the event that the Pipe Work Allowance is not fully disbursed by Landlord to, or on behalf of, Tenant on or before the date that is eighteen (18) months after the Lease Commencement Date, then such unused amounts shall revert to Landlord, and Tenant shall have no further rights with respect thereto; provided, however, that such eighteen (18) month period shall be extended to the extent Tenant's construction of the Pipe Work is delayed due to Force Majeure Delay or Landlord Caused Delay. Landlord and Tenant hereby acknowledge and agree that the Pipe Work shall be considered (i) as part of the Building Systems for purposes of Tenant's repair and maintenance obligations pursuant to Section 7.2.1 of the Lease, (ii) as part of the Tenant Improvements for purposes of Tenant's compliance with Applicable Laws pursuant to Section 24.1 of the Lease, and (iii) as part of the Building for purposes of Landlord's insurance obligations pursuant to Section 10.7 of the Lease. In no event shall Tenant be obligated to pay any Coordination Fee (as defined in Section

ONE TEHAMA First Amendment to Office Lease [Social Finance, Inc.]

4.2.2.1 of the Tenant Work Letter attached to the Lease as Exhibit B) or other similar fee in connection with the Pipe Work.
9.    Additional Drainage Work. Landlord shall furnish and install new plumbing drain and drain lines, connecting the same to existing plumbing lines, and sealing the new roof drains to the existing roofing (collectively, the "Additional Drainage Work"). Tenant shall pay for one-half of the final cost of the Additional Drainage Work, provided that in no event shall Tenant be obligated to pay an amount in excess of Twenty Thousand Dollars ($20,000.00) for the Additional Drainage Work, and Landlord shall pay the excess cost of the Additional Drainage Work over such amount. Tenant may apply the Tenant Improvement Allowance toward the portion of the Additional Drainage Work to be funded by Tenant. Tenant shall pay for its portion of the Additional Drainage Work, at Tenant's election, either by cash or application of the Tenant Improvement Allowance, within thirty (30) days after the later of (i) completion of the Additional Drainage Work or (ii) submittal to Tenant of invoices or other reasonable supporting documentation. Landlord and Tenant hereby acknowledge and agree that the Additional Drainage Work shall be considered "Remaining Landlord Work" under the Lease, except as is inconsistent with the terms of this Section 9.
10.    Landlord Roofing Work. Landlord, at its sole cost and expense, shall install Enduris 3400 Silicon Coating system over 10,000 square feet of the existing accessible roofing of the Building and install a new GSM metal roof parapet cap on all found Building elevations (collectively, the "Landlord Roofing Work"). Landlord and Tenant hereby acknowledge and agree that the Landlord Roofing Work shall be considered "Remaining Landlord Work" under the Lease, except as is inconsistent with the terms of this Section 10.
11.    Painting Work. Landlord, at its sole cost and expense, except as set forth below, shall paint the exterior of the Building in color "SW2848 Roycroft Pewter", and otherwise in accordance with the proposal from Schaper Company, Inc., dated October 18,, 2018, as modified by Request for Change Order No. 1, dated February 12, 2019 (including the hand-marked change on page 1), attached hereto as Exhibit C (the "Painting Work"). Landlord and Tenant acknowledge and agree that Landlord may apply a portion of the Tenant Improvement Allowance, in an amount not to exceed Two Hundred Thousand and 00/100 Dollars ($200,000.00), towards the cost of the Painting Work, and Landlord shall be responsible for any excess cost of the Painting Work over such amount. Landlord and Tenant hereby acknowledge and agree that the Painting Work shall be considered "Remaining Landlord Work" under the Lease, except as is inconsistent with the terms of this Section 11.
12.    Sewer Work. Landlord shall complete the sewer work described in the proposal attached hereto as Exhibit D (the "Sewer Work"). Tenant shall pay fifteen percent (15%) of the final cost of the Sewer Work, and Landlord shall pay eighty-five percent (85%) of the final cost of the Sewer Work. Tenant may apply the Tenant Improvement Allowance toward the portion of the Sewer Work to be funded by Tenant. Tenant shall pay for its portion of the Sewer Work, at Tenant's election, either by cash or application of the Tenant Improvement Allowance, within thirty (30) days after the later of (i) completion of the Sewer Work or (ii) submittal to Tenant of invoices or other reasonable supporting documentation. Landlord and Tenant hereby

ONE TEHAMA First Amendment to Office Lease [Social Finance, Inc.]

acknowledge and agree that the Sewer Work shall be considered "Remaining Landlord Work" under the Lease, except as is inconsistent with the terms of this Section 12.
13.    Standards and Timing for Performance of Landlord's Work. The Additional Drainage Work, the Landlord Roofing Work, the Painting Work, the Sewer Work, the completion of the Final Punch List, and Landlord's Compliance Work shall be performed in a good and workmanlike manner, and to the extent necessary for Tenant to pull any necessary construction permits or for Tenant to legally occupy the applicable Premises for the Permitted Use, in accordance with all Applicable Laws. Landlord's contracts to perform the foregoing work shall contain industry standard warranties, which in the case of the Landlord Roofing Work, shall be of at least ten (10) years. Landlord shall use commercially reasonable efforts to complete the Additional Drainage Work and Sewer Work by April 30, 2019, and the Landlord Roofing Work and the Painting Work by May 10, 2019, which dates shall be subject to extension by virtue of Force Majeure Delays and any Tenant Delays; provided, however, it shall not be a default by Landlord under the Lease (as amended) should Landlord fail to complete the Landlord Roofing Work by May 10, 2019. The parties acknowledge and agree that "Force Majeure Delays" for purposes of this First Amendment, shall include delays caused by rain and other inclement weather, and that Landlord shall not be required to send Tenant a notice or wait for the lapse of a cure period for any delay to constitute a Force Majeure Delay.
14.    Amendments to Tenant Work Letter.
14.1.    Delay in Remaining Landlord Work. Section 1.3.3 of the Tenant Work Letter is amended in its entirety to read as follows:
"1.3.3 Delay in Remaining Landlord Work. Landlord anticipates causing substantial completion of the Remaining Landlord Work to occur by the respective dates set forth in the First Amendment to this Lease, or if no dates are set forth therein, then by July 20, 2019. When each portion of the Remaining Landlord Work is substantially complete, Landlord shall so notify Tenant in writing, and Landlord and Tenant shall set a mutually convenient time for Landlord, Landlord's architect and Tenant and Tenant's Architect to walk through the Premises and prepare a list of "punch-list" items. After such walk-through, Landlord shall diligently complete such punch-list items in a good workmanlike manner. Landlord's failure to substantially complete the Remaining Landlord Work by the respective dates specified herein, or if no dates are specified in the First Amendment to this Lease, then by July 20, 2019, other than as a result of Tenant Delay or Force Majeure, then such failure by Landlord shall constitute a Landlord Caused Delay to the extent such failure causes Substantial Completion of the Tenant Improvements to occur after July 20, 2019."
14.2.    Definition of Lease Commencement Date. The first sentence of Section 5.1 of the Tenant Work Letter is amended to read as follows: "The Lease Commencement Date shall occur as provided in Section 4 of the First Amendment to this Lease, provided that the Lease Commencement Date shall be extended by the number of days of delay of the Substantial Completion of the Tenant Improvements (as defined below) to the extent caused by a "Lease Commencement Date Delay," as that term is defined below, but only to the extent such Lease

ONE TEHAMA First Amendment to Office Lease [Social Finance, Inc.]

Commencement Date Delay causes the Substantial Completion of the Tenant Improvements to occur after July 20, 2019."
15.    Modification to Lease Provision. Notwithstanding anything in the Lease to the contrary, the security contractor (if any) providing Tenant's Security Personnel to Tenant under the Lease shall comply with Landlord's reasonable insurance requirements, including carrying a liability policy with a limit of not less than Five Million Dollars ($5,000,000), in lieu of the Ten Million Dollars ($10,000,000) requirement originally set forth in the Lease.
16.    Above Standard Tenant Improvements. Landlord hereby confirms that none of the Tenant Improvements approved by Landlord prior to the date hereof, nor the Pipe Work, constitute "Above Standard Tenant Improvements".
17.    Conflict; No Further Modification. In the event of any conflict between the Lease and this First Amendment, the terms and provisions of this First Amendment shall prevail. Except as specifically set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.
[signatures appear on following page]

ONE TEHAMA First Amendment to Office Lease [Social Finance, Inc.]

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above-written.

"LANDLORD":

246 FIRST STREET (SF) OWNER, LLC, a Delaware limited liability company

By:	/s/ Terry Wachsner

Name:	Terry Wachsner

Title:	Vice President

"TENANT":

SOCIAL FINANCE, INC., a Delaware corporation

By:	/s/ Chris Lapointe

Name:	Chris Lapointe

Title:	Vice President

ONE TEHAMA First Amendment to Office Lease [Social Finance, Inc.]

EXHIBIT A
FORM OF TENANT'S ESTOPPEL CERTIFICATE
The undersigned, as Tenant under that certain Office Lease (the "Lease") made and entered into as of July 24, 2018 by and between 246 First Street (SF) Owner, LLC, as Landlord, and the undersigned, as Tenant, for the entire building (excluding the Building Structure) located at 246 1st Street, San Francisco, California certifies as follows:
1.    Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.
2.    The undersigned currently occupies the Premises described in the Lease, the Lease Term [will commence] [commenced] on__________, the Lease Term expires on_____________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project, except as follows:_____________________.
3.    The Delivery Date (i.e., the date of Landlord's delivery of the Premises to Tenant with the Pre-Delivery Landlord Work substantially complete) occurred on December 21, 2018.
4.    Base Rent [will become] [became] payable on____________.
5.    The only Remaining Landlord Work required to be performed by Landlord under the Lease is as follows:____________________________ .
6.    The remaining undisbursed balance of any Tenant Improvement Allowance and/or other Landlord allowances to Tenant under the Lease is $_________________in the aggregate [break down by category].
7.    The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.
8.    Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:
9.    All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid through___________. The current monthly installment of Base Rent is $_______________________.
10.    To the undersigned's current, actual knowledge, Landlord is not in default under the Lease. The undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.
11.    No rental has been paid more than thirty (30) days in advance, except for Base Rent for the first full month that Base Rent is payable in the amount of $574,968.33, which was prepaid by Tenant upon execution of the Lease, and no security has been deposited with Landlord except the letter of credit in the current amount of $_______________________, subject to any reduction as provided in the Lease.

EXHIBIT A	ONE TEHAMA First Amendment to Office Lease [Social Finance, Inc.]

12.    To the undersigned's current, actual knowledge, no offsets or credits are due from Landlord as of the date hereof.
13.    If Tenant is a corporation, limited liability company, partnership or limited liability partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.
14.    There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.
15.    Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.
16.    To the undersigned's current, actual knowledge, the initial improvement work to be performed by Landlord under the Lease, including the Pre-Delivery Landlord Work and the Remaining Landlord Work, has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any of the initial improvement work have been paid in full, except as provided in Sections 5 and 6 above.
All references to the undersigned's "current actual knowledge" shall mean, and shall be limited to, the actual (as distinguished from implied, imputed or constructive) knowledge of____________________, without any obligation to make independent inquiry or investigation. Tenant hereby represents and warrants that________________is the person who is most qualified to have knowledge of the matters above without any independent inquiry or investigation.
The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to an existing or prospective mortgagee or prospective purchaser, and acknowledges that said existing or prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

EXHIBIT A	ONE TEHAMA First Amendment to Office Lease [Social Finance, Inc.]

Executed at___________________on the______day of_____________ , 20__.

"Tenant":

,
a

By:
Its:

By:
Its:

EXHIBIT A	ONE TEHAMA First Amendment to Office Lease [Social Finance, Inc.]

EXHIBIT B
FINAL PUNCH LIST
246 1st Street Punch List

EXHIBIT B	ONE TEHAMA First Amendment to Office Lease [Social Finance, Inc.]

EXHIBIT C
PAINTING WORK PACKAGE

EXHIBIT C	ONE TEHAMA First Amendment to Office Lease [Social Finance, Inc.]

EXHIBIT D
DESCRIPTION OF SEWER WORK

EXHIBIT D	ONE TEHAMA First Amendment to Office Lease [Social Finance, Inc.]
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